    As filed with the Securities and Exchange Commission on December 10, 1998

                                                 Registration Statement No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                        ---------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
             (Exact name of registrant as specified in its charter)

             Ohio                                    34-1723097
  (State or other jurisdiction          (I.R.S. Employer Identification Number)
of incorporation or organization)

                               34555 Chagrin Blvd.
                           Moreland Hills, Ohio 44022
                                 (440) 247-4700
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        ---------------------------------

                          SCOTT A. WOLSTEIN, PRESIDENT
                    Developers Diversified Realty Corporation
                               34555 Chagrin Blvd.
                           Moreland Hills, Ohio 44022
                                 (440) 247-4700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ---------------------------------

                                   Copies to:

          Albert T. Adams, Esq.                Thomas R. Smith, Jr., Esq.
          Baker & Hostetler LLP                     Brown & Wood LLP
        3200 National City Center                One World Trade Center
         1900 East Ninth Street                        58th Floor
          Cleveland, Ohio 44114                 New York, New York 10048
             (216) 621-0200                          (212) 839-5300


         Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-37067

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------- ------------- ------------------------ ----------------- --------------------------
  Title of Securities Being      Amount to be  Maximum Offering Price   Maximum Aggregate Amount of Registration Fee
           Registered             Registered        Per Share (1)       Offering Price
-------------------------------- ------------- ------------------------ ----------------- --------------------------
Common Shares, without par value  586,930       $18.875                  $11,078,309       $3,080
-------------------------------- ------------- ------------------------ ----------------- --------------------------

(1) Estimated solely for purposes of calculating the registration fee.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The information in the Registration Statement filed by Developers Diversified Realty Corporation with the Securities and Exchange Commission (File No. 333-37067) pursuant to the Securities Act of 1933, as amended, is incorporated by reference into this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 10th day of December, 1998.

                                  DEVELOPERS DIVERSIFIED REALTY CORPORATION


                                  By:   /s/ Scott A. Wolstein

                                        ----------------------------------------
                                        Scott A. Wolstein, President
                                        and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Wolstein, James A. Schoff and Albert T. Adams or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacitates, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENT OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



/s/ Scott A. Wolstein
---------------------------------------------------                   Chairman of the Board, Chief Executive Officer and Director
Scott A. Wolstein                                                     (Principal Executive Officer)


/s/ James A. Schoff                                                   Vice Chairman of the Board, Chief Investment Officer and
---------------------------------------------------                   Director


/s/ William H. Schafer                                                Vice President and Chief Financial Officer (Principal
---------------------------------------------------                   Financial Officer and Principal Accounting Officer)


/s/ William N. Hulett III                                              Director
---------------------------------------------------
William N. Hulett III

                                                                       Director
---------------------------------------------------
Ethan Penner

/s/ Albert T. Adams                                                    Director
---------------------------------------------------
Albert T. Adams

/s/ Dean S. Adler                                                      Director
---------------------------------------------------
Dean S. Adler

                                                                       Director
---------------------------------------------------
Barry A. Sholem


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                                  EXHIBIT INDEX

Exhibit No.                        Description
-----------                        -----------

     5.1 Opinion of Baker & Hostetler LLP as to the legality of the securities being registered.

     8.1         Opinion of Baker & Hostetler LLP as to certain tax matters.

    23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants

    23.2 Consent of Baker & Hostetler LLP (included in Exhibit 5.1 hereto)